Exhibit 23.1

                   Consent of Independent Public Accountant

                    [Letterhead of D.R. Maxfield & Company]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-4 of our report included herein dated January 26, 1999, relating to the consolidated financial statements of United Financial Banking Companies and subsidiaries, to the incorporation by reference of such report included in the Company's 1998 annual report on Form 10-KSB and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    /s/ D.R. Maxfield & Company

                                    D.R. MAXFIELD & COMPANY

Fairfax, Virginia
October 4, 1999